195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Brian S. Arsenault Executive Vice President NewAlliance Bank 203 789 2733

NewAlliance Reports First Quarter Earnings
Westbank Acquisition Swells Assets to Nearly $8 Billion
Margin Increases

New Haven, Connecticut, April 26, 2007 - NewAlliance Bancshares, Inc. (NYSE:NAL) today announced net income of $9.3 million, or 9 cents per diluted share, for the first quarter ended March 31, 2007. Exclusive of merger related charges, first quarter earnings were 10 cents per share. The Company’s assets increased to just under $8 billion from $7.2 billion as a result of its acquisition of Westbank Corporation, providing the Company’s first entry into Massachusetts, just after the start of the year.

The Company indicated that the strengths of the first quarter included the first net interest margin increase in two years, continued strong credit quality and profitable balance sheet growth.

NewAlliance’s net interest margin increased slightly to 2.50% for the quarter ended March 31, 2007 as compared to 2.48% for the prior quarter. The Company still faced the challenge that the first quarter margin was nearly 50 basis points below its level for the same quarter a year ago.

“Our focus remains on generating high-yielding assets and low cost deposits while preserving credit quality,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer.

“As a result, we nearly offset several quarters of interest rate pressure by increasing interest and dividend income to $96.8 million for the first quarter, a tremendous increase over the $77.8 million in the first quarter of 2006.”

Loans as a percentage of the total assets of NewAlliance have increased from 48% to 56% in the past two years while investments as a percentage of total assets have declined from 40% to 31%.

Total loans at March 31, 2007 were $4.49 billion as compared to $3.82 billion at year-end 2006. The Company’s average loan yield for the quarter increased from 6.04% to 6.15%.

NewAlliance Reports First Quarter Earnings

Asset quality, while declining slightly from historically favorable levels largely due to loans acquired in the Westbank transaction, remained a strength at NewAlliance. The Company, while an active originator and purchaser of home mortgages, has not been a participant in the sub-prime mortgage market.

Primarily as a result of loan growth and in recognition of credit quality conditions throughout the economy, NewAlliance recorded a $1 million loan loss provision in the quarter ended March 31, 2007 as compared to a $500,000 loan loss provision in the quarter ended December 31, 2006.

The ratio of nonperforming loans to total loans at March 31, 2007 was 0.41% as compared to 0.33% at December 31, 2006. The ratio of nonperforming assets to total assets at March 31, 2007 was 0.23% as compared to 0.17% at December 31, 2006. Net charge-offs declined to $217,000 for the first quarter of 2007 as compared to $962,000 for the fourth quarter of 2006.

Total deposits at March 31, 2007 were $4.44 billion, compared to $3.90 billion at December 31, 2006. Core deposits comprised of checking and savings accounts increased 14%, or $224.3 million, on a linked quarter basis, reflecting strong growth in consumer checking and savings accounts and the acquisition of Westbank.

Non-interest income for the first quarter, including fee income categories, increased by approximately $2 million over the same quarter a year ago. Non-interest expense increased to $2.4 million over the same quarter a year ago, mostly reflecting added costs related to the Westbank acquisition.

Savings in non-interest expense are expected in subsequent quarters of 2007 as cost saves related to the Westbank acquisition were implemented but not fully realized in the first quarter of 2007.

The Company’s net interest margin improved from 2.48% in the fourth quarter of 2006 to 2.50% in the first quarter of 2007 but was substantially below the margin of 2.96% in the first quarter of 2006.

The book value of NewAlliance was $12.62 per share at March 31, 2007 as compared to $12.07 per share at March 31, 2006 and $12.43 per share at December 31, 2006.

Shareholders’ equity at March 31, 2007 was $1.43 billion as compared to $1.36 billion at December 31, 2006.

Earlier this week, NewAlliance’s Board of Directors voted to increase the quarterly dividend from 6 cents per share to 6.5 cents, payable on May 14, 2007 to shareholders of record on May 4, 2007. The dividend is up 8% from the dividend paid following the prior quarter.

At March 31, 2007, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $7.98 billion in assets and operated 88 banking offices in Connecticut and western Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.
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NewAlliance Reports First Quarter Earnings

A webcast and conference call to discuss the results of the first quarter will be held on Friday, April 27, 2007, at 11:00 a.m. Eastern Standard Time. This call is being webcast by Thomson/CCBN and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com .

Individuals can dial in to the call at 1-800-638-5439, passcode 10759856. The international dial-in number is 1-617-614-3945. A replay of the call will be after 1 p.m. on April 27, 2007 through May 11, 2007. To access the replay, dial 1-888-286-8010, passcode 74220478 or for international access, 1-617-801-6888.

NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

The webcast is also being distributed over Thomson/CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson/CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions. The Company’s results reported above reflect the impact of acquisitions completed within the periods reported. Past and future acquisitions are expected to continue to impact the Company’s results in future periods.
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NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands)	2007	2006
Assets
Cash and due from banks, noninterest bearing	$135,350	$127,948
Short-term investments	85,981	28,077
Investment securities available for sale	2,129,395	2,172,864
Investment securities held to maturity	293,869	307,447
Loans held for sale	7,958	1,528
Loans
Residential real estate	2,245,702	1,924,648
Commercial real estate	1,115,798	960,624
Commercial business	472,279	350,507
Consumer	660,293	587,097
Total loans	4,494,072	3,822,876
Less allowance for loan losses	(41,930)	(37,408)
Total loans, net	4,452,142	3,785,468
Premises and equipment, net	65,062	52,479
Cash surrender value of bank owned life insurance	127,253	116,194
Goodwill	530,584	454,258
Identifiable intangible assets	61,400	49,403
Other assets	89,165	152,030
Total assets	$7,978,159	$7,247,696

Liabilities
Deposits
Regular savings	$879,854	$774,457
Money market	499,040	509,940
NOW	454,648	384,249
Demand	513,081	464,554
Time	2,095,487	1,767,467
Total deposits	4,442,110	3,900,667
Borrowings
Federal Home Loan Bank advances	1,802,354	1,721,886
Repurchase agreements	197,146	172,777
Junior subordinated debentures	25,085	7,609
Other borrowings	1,560	1,592
Other liabilities	78,415	80,860
Total liabilities	6,546,670	5,885,391

Stockholders' equity	1,431,489	1,362,305

Total liabilities and stockholders' equity	$7,978,159	$7,247,696

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2007	2006

Interest and dividend income	$96,806	$77,778
Interest expense	53,401	33,159

Net interest income before provision for loan losses	43,405	44,619
Provision for loan losses	1,000	-
Net interest income after provision for loan losses	42,405	44,619

Non-interest income
Depositor service charges	6,489	5,958
Loan and servicing income	446	756
Trust fees	1,667	1,666
Investment and insurance fees	1,674	1,610
Bank owned life insurance	1,570	636
Rent	888	807
Net gain (loss) on securities and limited partnerships	827	40
Net gain on sale of loans	197	374
Other	471	386
Total non-interest income	14,229	12,233

Non-interest expense
Salaries and employee benefits	21,857	20,541
Occupancy	4,404	3,522
Furniture and fixtures	1,741	1,786
Outside services	4,578	5,023
Advertising, public relations, and sponsorships	1,679	1,561
Amortization of identifiable intangible assets	3,088	2,469
Conversion and merger related charges	1,867	2,155
Other	3,555	3,352
Total non-interest expense	42,769	40,409

Income before income taxes	13,865	16,443

Income tax provision	4,569	5,423

Net income	$9,296	$11,020

Earnings per share
Basic	$0.09	$0.11
Diluted	0.09	0.11

Weighted average shares outstanding
Basic	104,196,785	100,222,186
Diluted	104,673,993	101,064,757

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2007	2006
Net interest income	$42,405	$44,619
Net income	9,296	11,020
Shares outstanding (end of period)	113,452,440	110,090,826
Weighted average shares outstanding:
Basic	104,196,785	100,222,186
Diluted	104,673,993	101,064,757
Earnings per share:
Basic	$0.09	$0.11
Diluted	0.09	0.11
Shareholders' equity (end of period)	1,431,489	1,329,014
Book value per share (end of period)	12.62	12.07
Tangible book value per share (end of period)	7.40	7.44

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.50%	2.96%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	1.93	2.45
Average yield on interest-earning assets	5.58	5.16
Average rate paid on interest-bearing liabilities	3.65	2.71
Return on average assets	0.47	0.65
Return on average equity	2.74	3.31

At period end:
Tier 1 leverage capital ratio	12.10	13.73
Tangible equity/tangible assets	11.37	12.85

Asset Quality Information
Nonperforming loans	$18,502	$9,067
Total nonperforming assets	18,614	9,220
Nonperforming loans as a % of total loans	0.41%	0.26%
Nonperforming assets as a % of total assets	0.23	0.13
Allowance for loan loss as a % of total loans	0.93	1.08
Allowance for loan losses to non-performing loans	226.62	420.79

Banking offices	88	71

Non-GAAP Ratios

Noninterest income as a percent of
operating revenue (1)	23.59%	21.46% %
Efficiency ratio (2)	75.15	70.87

(1) Excludes securities & limited partnerships net gains or losses
(2) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2007			March 31, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,146,803	$29,820	5.56%	$1,702,592	$22,385	5.26%
Commercial real estate	1,121,284	18,372	6.55	872,779	14,057	6.44
Commercial business	444,460	8,118	7.31	344,230	6,041	7.02
Consumer	651,553	10,754	6.60	549,632	8,490	6.18
Total Loans	4,364,100	67,064	6.15	3,469,233	50,973	5.88
Short-term investments	64,418	878	5.45	56,364	619	4.39
Investment securities	2,512,434	28,864	4.60	2,506,445	26,186	4.18
Total interest-earning assets	6,940,952	$96,806	5.58%	6,032,042	$77,778	5.16%
Non-interest-earning assets	898,778			733,466
Total assets	$7,839,730			$6,765,508

Interest-bearing liabilities
Deposits
Money market	$508,232	$3,991	3.14%	$574,035	$3,027	2.11%
NOW	418,209	1,042	1.00	342,429	229	0.27
Savings	841,355	3,234	1.54	786,263	1,321	0.67
Time	2,137,139	23,754	4.45	1,700,411	14,430	3.39
Total interest-bearing deposits	3,904,935	32,021	3.28	3,403,138	19,007	2.23
Repurchase agreements	200,814	1,923	3.83	178,155	1,262	2.83
FHLB advances and other borrowings	1,740,776	19,457	4.47	1,305,979	12,890	3.95
Total interest-bearing-liabilities	5,846,525	53,401	3.65%	4,887,272	33,159	2.71%
Non-interest-bearing demand deposits	556,009			480,962
Other non-interest-bearing liabilities	78,166			65,864
Total liabilities	6,480,700			5,434,098
Equity	1,359,030			1,331,410
Total liabilities and equity	$7,839,730			$6,765,508
Net interest-earning assets	$1,094,427			$1,144,770
Net interest income		$43,405			$44,619
Interest rate spread			1.93%			2.45%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.50%			2.96%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.72%			123.42%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2007			December 31, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,146,803	$29,820	5.56%	$1,922,387	$26,097	5.43%
Commercial real estate	1,121,284	18,372	6.55	940,325	15,267	6.49
Commercial business	444,460	8,118	7.31	346,623	6,218	7.18
Consumer	651,553	10,754	6.60	584,682	9,688	6.63
Total Loans	4,364,100	67,064	6.15	3,794,017	57,270	6.04
Short-term investments	64,418	878	5.45	84,322	1,133	5.37
Investment securities	2,512,434	28,864	4.60	2,537,540	28,659	4.52
Total interest-earning assets	6,940,952	$96,806	5.58%	6,415,879	$87,062	5.43%
Non-interest-earning assets	898,778			792,289
Total assets	$7,839,730			$7,208,168

Interest-bearing liabilities
Deposits
Money market	$508,232	$3,991	3.14%	$519,187	$3,907	3.01%
NOW	418,209	1,042	1.00	356,139	938	1.05
Savings	841,355	3,234	1.54	770,100	2,506	1.30
Time	2,137,139	23,754	4.45	1,760,124	18,817	4.28
Total interest-bearing deposits	3,904,935	32,021	3.28	3,405,550	26,168	3.07
Repurchase agreements	200,814	1,923	3.83	175,462	1,603	3.65
FHLB advances and other borrowings	1,740,776	19,457	4.47	1,729,051	19,470	4.50
Total interest-bearing-liabilities	5,846,525	53,401	3.65%	5,310,063	47,241	3.56%
Non-interest-bearing demand deposits	556,009			464,208
Other non-interest-bearing liabilities	78,166			74,409
Total liabilities	6,480,700			5,848,680
Equity	1,359,030			1,359,488
Total liabilities and equity	$7,839,730			$7,208,168
Net interest-earning assets	$1,094,427			$1,105,816
Net interest income		$43,405			$39,821
Interest rate spread			1.93%			1.87%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.50%			2.48%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.72%			120.82%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	March 31, 2007	December 31, 2006
Nonperforming assets
Residential real estate	$2,791	$1,716
Commercial real estate	9,219	6,906
Commercial business	5,695	3,337
Consumer	797	509
Total nonperforming loans	18,502	12,468

Other nonperforming assets, net	112	-

Total nonperforming assets	$18,614	$12,468

Allowance for loan losses	$41,930	$37,408

	Three Months Ended
	March 31, 2007	December 31, 2006
Net loan (recoveries) charge-offs
Residential real estate	$(36)	$(14)
Commercial real estate	(212)	(251)
Total real estate	(248)	(265)
Commercial business	484	1,108
Consumer	(19)	119
Total net charge-offs (recoveries)	$217	$962

	At or For The Three Months Ended
	March 31, 2007	December 31, 2006
Ratios
Allowance for loan losses to total loans	0.93%	0.98%
Allowance for loan losses to nonperforming loans	226.62	300.03
Nonperforming loans to total loans	0.41	0.33
Nonperforming assets to total assets	0.23	0.17
Net charge-offs (recoveries) to average loans (annualized)	0.02	0.10

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Three Months Ended	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2007	March 31, 2006
Net income, GAAP	$9,296	$11,020
Effect of merger and conversion costs,
net of tax	1,214	1,401
Proforma net income (2)	$10,510	$12,421

Basic income per share, GAAP	$0.09	$0.11
Effect of merger and conversion costs,
net of tax	0.01	0.01
Proforma basic earnings per share (2)	$0.10	$0.12

Diluted earnings per share, GAAP	$0.09	$0.11
Effect of merger and conversion costs,
net of tax	0.01	0.01
Proforma diluted earnings per share (2)	$0.10	$0.12

Return on average assets, GAAP	0.47%	0.65%
Effect of merger and conversion costs,
net of tax	0.07	0.08
Proforma return on average assets (2)	0.54%	0.73%

Return on average equity, GAAP	2.74%	3.31%
Effect of merger and conversion costs,
net of tax	0.35	0.42
Proforma return on average equity (2)	3.09%	3.73%

Efficiency ratio (1)	75.15%	70.87%
Effect of merger and conversion costs	(3.28)	(3.80)
Proforma efficiency ratio (3)	71.87%	67.07%

(1) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses.
(2) Excludes the effect of merger and conversion costs, net of tax.
(3) Excludes the effect of merger and conversion costs.